Exhibit 99.1

30775 Bainbridge Road, Suite 280 Solon, OH 44139 U.S.A. Tel: (440) 248-4200 Fax: (440) 249-4240

Press Release	FOR IMMEDIATE RELEASE
BPI Energy Files Drilling Permits for
Initial Development Wells in the Northern Illinois Basin
Announces CBM Projects Renamed
Cleveland, OH—April 7, 2006—BPI Energy (“BPI”) (Amex: BPG), an independent energy company engaged in the exploration, development and commercial sale of coalbed methane (CBM) in the Illinois Basin, today announced that its CBM projects in the Illinois Basin have been renamed:
•	The Montgomery Project, which consists in total of 239,487 acres in the north-central part of Illinois, from this point forward will be known as the Northern Illinois Basin Project;

•	The Clinton/Washington Project, which consists of 135,948 acres in Clinton and Washington Counties is now referred to as the Western Illinois Basin Project; and

•	The Delta Project, which is currently the subject of litigation, a 43,000-acre parcel in Illinois’ Saline and Williamson Counties, becomes the Southern Illinois Basin Project.
“The project realignment simplifies and improves recognition of the respective geographic locations of BPI’s acreage positions. Moreover, whereas we historically have named our CBM projects after the counties in which they reside, the scope of our acreage positions has now grown across county borders,” said BPI President and CEO James G. Azlein.
“Additionally, we intend to continue expanding our acreage footprint in the Basin,” he said.
The company also announced that it has filed permit applications for drilling the first 10 CBM production wells at BPI’s Northern Illinois Basin Project.
Azlein commented, “We have identified and tested nine potentially productive seams in the Northern Illinois Basin Project, where the coal seams have been shown to be thicker than in most other areas of the Basin. Core sample testing and data collection to assist us in siting our first production wells have been completed and we are ready to move forward with the next phase of development. We expect to commence drilling wells before the end of the current month.”
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About BPI Energy
BPI Energy (BPI) is an independent energy company engaged in the exploration, production and commercial sale of coalbed methane (CBM) in the Illinois Basin, which covers approximately 60,000 square miles in Illinois, southwestern Indiana and northwestern Kentucky. The company currently controls the dominant CBM acreage position in the Illinois Basin.

Some of the statements contained in this press release may be deemed to be forward-looking in nature, outlining future expectations or anticipated operating results or financial conditions. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results or conditions to differ materially from the information expressed or implied by these forward-looking statements. Some of the factors that could cause actual results or conditions to differ materially from our expectations, include, but are not limited to, (a) our inability to retain our acreage rights at our Delta Project or other projects at the expiration of our lease agreements, due to insufficient CBM production or other reasons, (b) our inability to anticipate developments in our pending litigation or to negotiate an acceptable settlement of such litigation, (c) our inability to generate sufficient income or obtain sufficient financing to fund our future operations, (d) our failure to accurately forecast CBM production, (e) displacement of our CBM operations by coal mining operations, which have superior rights in most of our acreage, (f) our failure to accurately forecast the number of wells that we can drill, (g) a decline in the prices that we receive for our CBM, (h) our failure to accurately forecast operating and capital expenditures and capital needs due to rising costs or different drilling or production conditions in the field, (i) our inability to attract or retain qualified personnel with the requisite CBM or other experience, and (j) unexpected economic and market conditions, in the general economy or the market for natural gas. We caution readers not to place undue reliance on these forward-looking statements.
News releases and other information on the company are available on the Internet at:
http://www.bpi-energy.com .
CONTACT:
BPI Investor Relations
Clear Perspective Group, LLC
Matthew J. Dennis, CFA
Sr. Managing Director
(440) 353-0552
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